EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No.333-131219 on Form S-8 of our report dated January 27, 2006 (March 27,2006 as to Note 18), relating to the financial statements of Silicon Motion Technology Corporation appearing in this Annual Report on Form 20F of Silicon Motion Technology Corporation for the year ended December 31, 2005.

/s/  Deloitte & Touche

Hsinchu, Taiwan

Republic of China

June 29, 2006